SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

ECOLOCAP SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

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ECOLOCAP SOLUTIONS INC.
1250, S. Grove Avenue, Suite 308
Barrington, Illinois 60010
312-585-6670

INFORMATION STATEMENT

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value per share and the preferred stock, $0.00001 par value per share, of ECOLOCAP SOLUTIONS INC., a Nevada corporation, which we refer to herein as "ECOS," "company," "we," "our" or "us." The mailing date of this Information Statement is on or about July 26, 2017. The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are amending our Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock from ten billion shares (10,000,000,000) to twenty-five billion shares (25,000,000,000) shares, par value $0.00001 per share.

On August 25, 2017, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 6,393,310,100 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock outstanding. Each share of Series A preferred stock had 100,000 votes. The total power of the Series A preferred stock is 100,000,000,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 106,393,310,100 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders. The common stock and Series A preferred stock constitute the sole outstanding classes of ECOS voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of preferred stock entitles the holder to 100,000 votes on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On August 25, 2017, certain stockholders who beneficially owned 76,866,031,041, or approximately 72.25%, of the combined voting power of the common stock and Series A preferred stock consented in writing to increase the number of authorized shares of common stock from ten billion shares (10,000,000,000) to twenty-five billion shares (25,000,000,000) shares, par value $0.00001 per share.

Also on August 25, 2017, our board of directors approved the above action, subject to approval by the stockholders. No other corporate action will be taken.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters' rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

This information statement is being mailed or otherwise furnished to stockholders of ECOLOCAP SOLUTIONS INC., a Nevada corporation (the "Company" or "we") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock of proposals to:

Increase the number of authorized shares of common stock from ten billion shares (10,000,000,000) to twenty-five billion shares (25,000,000,000) shares, par value $0.00001 per share.

This information statement is being first sent to stockholders on or about September 7, 2017. We anticipate that the amendments to our articles of incorporation increasing the authorized share capital will become effective on or about September 28, 2017, twenty (20) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

On August 25, 2017, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 6,393,310,100 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of Series A preferred stock had 100,000 votes. The total voting power of the Series A preferred stock is 100,000,000,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 106,393,310,100 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders. The common stock and Series A preferred stock constitute the sole outstanding classes of ECOS voting securities.

The proposed amendment requires the approval of a majority of the voting power of the Company.  The transfer agent for the common stock is Pacific Stock Transfer Company, 6725, Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

On August 25, 2017, three shareholders, holding a majority of our voting power or 76,866,031,041 votes (72.25% of the total voting power) executed a written consent approving the amendment to the articles of incorporation to increase the authorized shares of common stock to 25,000,000,000 shares of common stock with a par value of $0.00001 per share.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

We file reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended. Our reports can be found on EDGAR at www.sec.gov. Currently we are delinquent in our reporting with the SEC. Our common stock is quoted on the OTC Market website under the trading symbol "ECOS". Currently a "STOP" sign appears on the OTC Markets website. That indicates that we have not provided current disclosure about us. Publicly traded companies that do not provide information to investors should be carefully researched before making any investment decision.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to amend the articles of incorporation and increase the number of authorized shares of common stock to 25,000,000,000 shares with a par value of $0.00001 per share.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of July 31, 2017, the beneficial shareholdings of persons or entities holding five percent or more of our common stock and warrants, and preferred stock, each director individually, each named executive officer and all directors and officers as a group. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

Name and Address Beneficial Owner	Number of Common Shares	Percentage of Ownership	Number of Preferred Shares (1)	Percentage of Ownership
Michael Siegel	687,512,262	10.75%	250,000	25.00%
Jeung Kwak	678,515,027	10.61%	250,000	25.00%
Michel St-Pierre	500,003,752	7.82%	250,000	25.00%
James Kwak	200,000,000	3.13%	0	0.00%
TOTAL (all officers and directors as a group (4 individuals)	2,066,031,041	32.31%	750,000	75.00%

(1)	Each share of preferred stock has 100,000 votes. The total voting power of the Series A preferred stock is 100,000,000,000 votes.

Reasons for the Amendment

We are currently authorized to issue 10,000,000,000 shares of common stock with a par value of $0.00001 per share. Currently, there are 6,393,310,100 shares of Common Stock outstanding. Based upon our information, we believe that the loans will be converted in consideration of 9,600,000,000 restricted shares of common stock. We currently do not have enough authorized shares of common stock to satisfy the option exercises and the conversion of debt to common shares. It is in our best interest to convert the debt to equity in that it will eliminate debt in the amount of $576,000. Other than the plan to issue shares upon the exercise of options and convert the debt to shares of common stock, we have no plans or arrangements to issue any additional shares of common stock.

More generally, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

After the increase in the authorized number of shares of common stock, there will be available for issuance, 9,006,689,900 shares of our common stock after giving effect to 6,393,310,100 shares of Common Stock outstanding; and, 9,600,000,000 restricted shares of Common Stock to be issued to extinguish existing debt. The par value of our common stock will remain $0.00001 share. The relative rights and limitations of the shares of common stock would remain unchanged under the Share Increase Amendment.

Effect of the Increase in Authorized Shares of Common Stock

Following the increase in authorized shares of common stock, we will have the corporate authority to issue 15,000,000,000 additional shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value. We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock other than to issue approximately 9,600,000,000 shares of common stock upon the conversion of certain outstanding promissory notes into shares of common stock.

The following table reflects the authorized shares and outstanding shares of common stock before and after the increase in authorized shares of common stock:

Shares of Common Stock	Before Amendment	After Amendment

Authorized Shares	10,000,000,000	25,000,000,000

Common Shares Outstanding	6,393,310,100	6,393,310,100

Common Shares Designated for Issuance Upon Conversion of Outstanding Convertible Notes (1)	9,600,000,000	9,600,000,000

Reservation of shares required for convertible Notes	542,000,000	542,000,000

Common Shares Designated for Issuance upon exercise of warrants by Lakeshore Recycling Systems LLC:	2,398,996,515	2,398,996,515

Unauthorized shares needed to satisfy current obligations

Remaining Authorized Shares Available for Issuance	(8,933,973,282)	6,066,026,718

(1)	Comprised of: approximately 9,600,000,000 shares for Tonaquint, Inc. upon conversion of $576,000 of debt.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management. This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.

Certain Effects of the Amendment

The increase in authorized shares of common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our common stock.

The holders of shares of our Common Stock are not entitled to pre-emptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common s tock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Nevada, which filing is expected to occur twenty-one days after this Information Statement is mailed to you.

ECOLOCAP SOLUTIONS INC.

August 28, 2017	JAMES KWAK
James Kwak, President